Exhibit 99.1

Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com
FOR IMMEDIATE RELEASE

Kratos Reports First Quarter Fiscal 2016 Financial Results

Successfully Receives Two New High Performance Tactical Unmanned Aerial System Program Contract Awards

Affirms 2016 Full Year Financial Guidance

SAN DIEGO, CA, May 4, 2016 - Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS), a leading National Security Solutions provider, today reported its first quarter fiscal 2016 financial results. For the first quarter ended March 27, 2016, Kratos generated Revenue and Adjusted EBITDA of $153.0 million and $4.6 million, respectively, consistent with the Company’s previous expectations.

As communicated with the Company’s fiscal 2015 financial report in March 2016, during the first quarter of 2016, Kratos continued to maintain significant engineering, technical, management and other unmanned aerial system (UAS) related resources in anticipation of successfully being awarded three new high performance tactical UAS program opportunities which the Company was competitively pursuing. The maintaining of these resources and the associated costs related to the pursuit of these new UAS opportunities significantly adversely impacted Kratos’ first quarter 2016 Adjusted EBITDA. Recently, Kratos was successfully awarded and is now under contract for two of the three new opportunities, with the third UAS opportunity not yet being formally awarded. Kratos will continue to maintain the resources related to the third new UAS opportunity in anticipation of successfully receiving a contract award in the near future.

Also as communicated with the Company’s fiscal 2015 financial report in March 2016, during the first quarter of 2016, Kratos executed a significant restructuring, facility consolidation and cost reduction, as more fully described below. If such cost reduction actions had been in effect for the entire first quarter of 2016, first quarter Pro Forma Adjusted EBITDA would have been $6.6 million.

Operationally, Kratos’ business units reporting first quarter 2016 year over year organic revenue growth included: Microwave Electronics, which generated first quarter 2016 revenue of $12.8 million, a 23.4 percent increase over the first quarter of 2015; Unmanned Systems, which generated first quarter 2016 revenue of $14.2 million, a 14.5 percent increase over the first quarter of 2015; and Satellite, Technology & Training, which generated first quarter 2016 revenue of $59.0 million, an 11.3 percent increase over the first quarter of 2015. In the first quarter of 2016, Kratos’ Unmanned Systems Division generated a book-to-bill ratio of 2.5 to 1.0, including the unmanned drone system contract award which the Company reported today. Important program areas supported by Kratos include Unmanned Aerial, Ground and Seaborne Systems, Satellite Communications, Cybersecurity, Electromagnetic Rail Gun, Directed Energy, Hypersonics, Missile and Radar Systems, Missile Defense, Signal Monitoring and Intelligence and Training Systems.

Kratos’ book to bill ratio in the first quarter of 2016 was 1.0 to 1.0. Kratos’ total backlog at the end of the first quarter of 2016 was $909 million, including funded and unfunded backlog of $554 million and $355 million, respectively. Kratos’ bid and proposal pipeline at March 27, 2016 was $7.1 billion.

Important contract awards and achievements reported by Kratos for the first quarter of 2016 included:

•
Kratos received a Phase 1 contract for DARPA’s Gremlins program, which seeks to develop innovative technologies and systems enabling reliable airborne launch and airborne recovery of volley quantities of low-cost reusable unmanned air systems.

Such systems, or “gremlins,” would be deployed with a mixture of mission payloads capable of generating a variety of effects in a distributed and coordinated manner, providing U.S. forces with improved operational flexibility at a lower cost than is possible with conventional, monolithic platforms.

Phase 1 of the Gremlins program is intended to pave the way for a proof-of-concept flight demonstration that would validate the airborne launch and airborne recovery concept of multiple gremlins.

The Gremlins program plans to explore numerous technical areas, including:

◦	Launch and recovery techniques, equipment and aircraft integration concepts

◦	Low-cost, limited-life airframe designs that leverage existing technology and require only modest modifications to current aircraft.
Individual Phase 1 contracts have been awarded to four contractors.

•
Kratos successfully received and is now under contract for a second high performance tactical UAS opportunity. Kratos is unable to provide additional information as to this new contract award at this time due to customer confidentiality obligations and related other considerations, though we anticipate being able to do so in the future.

•
Kratos received a $37.0 million firm-fixed-price contract for Air Force Subscale Aerial Target (AFSAT) peculiar spares, contractor logistics support, and out of warranty repairs. Kratos/CEi will provide procurement of peculiar reparable spares and consumables for use in the AFSAT Program during operations at Tyndall Air Force Base, Florida; and the Utah Test and Training Range.

•
Kratos received an $18.7 million award for the Lot 12 option on the previously awarded AFSAT Lots 11-13 production contract.  Pursuant to this award, Kratos/CEi will provide an additional quantity of 21 AFSAT production target aircraft plus the associated warranty.

•	Kratos received contract awards totaling approximately $10.5 million in missile defense, radar system and specialty product orders.

•
Kratos is a key member of the Trabus Technologies, Inc. team that was awarded a $7.4 million Indefinite Delivery Indefinite Quantity (IDIQ) contract supporting SSC Pacific Code 551. Under this contract the team will provide engineering, technical and programmatic services for airborne communication and networking systems, and associated certification and information assurance for new development, current operations and planned upgrades. This contract includes two one-year option periods, which if exercised, would bring the total contract value to $12.6 million.

•
Kratos received a contract by the U.S. Naval Surface Warfare Center, Port Hueneme Division for Oriole Thrust Vector Control (TVC) Systems valued at $5.5 million. Under the awarded contract Kratos will deliver several Oriole TVC systems to support ongoing experimental, test and other support missions. The Oriole TVC system provides increased capability and dispersion reduction for Kratos’ Oriole solid propellant rocket motor.

•
Kratos received a $21.4 million IDIQ, cost-reimbursement contract for technical support in the areas of project management, system engineering, research, test and evaluation, logistics, integration, technical troubleshooting, installation, and security.  This new contract award has a three-year base period and two one-year option periods which, if exercised, would bring the potential value of this contract to $36.2 million.

•
Kratos received a new task order valued at $11.2 million for satellite and communication system products, hardware and equipment from an unnamed U.S. government agency. This is the third task order against a $49.0 million firm fixed price, IDIQ, single contract award to the company announced last year.

•
Kratos’ ISI business unit was awarded a contract by SKY Perfect JSAT (SJC) for the design, supply, delivery, installation and test of a TT&C antenna and associated RF system for the JCSAT-16 satellite.  The project, which has successfully completed the critical design review phase, is scheduled for completion this summer, well in advance of the JCSAT-16 launch, scheduled for later in 2016.

For the first quarter ended March 27, 2016, approximately 62 percent of Kratos’ revenue was derived from U.S. Federal Government related customers, approximately 27 percent from commercial, state and local government customers, and approximately 11 percent from international customers.

In the first quarter of 2016, Kratos executed significant cost reductions and a related facility consolidation in its Modular System Division (MSD) in a restructuring move, which resulted in the closing of Kratos’ Charleston Marine Container (CMCI) manufacturing plant in April 2016, and the transfer of associated work to other MSD facilities.  The facility consolidation is being driven by the need to improve MSD manufacturing efficiencies, operational performance, profit margins and cash flow. Additionally, in the first quarter of 2016, Kratos executed a significant cost reduction action and reorganization in its Public Safety & Security Business, with the objective of improving operational performance, profit margins and cash flow. The majority of the actions related to these restructuring activities, facility consolidation, headcount and other cost reductions were completed by the end of Kratos’ fiscal first quarter. These restructuring activities resulted in an aggregate headcount reduction of over 120 personnel. The Company has provided a table reflecting the pro forma total estimated impact of these cost reduction and facility consolidation actions of approximately $2.0 million, as if such actions had been effected for the entire first quarter of 2016, resulting in first quarter Pro Forma Adjusted EBITDA of $6.6 million.

Kratos’ first quarter 2016 cash flow and financial results from operations were reduced by continued significant discretionary internally funded investments the Company is making, primarily in the unmanned systems and satellite communications areas, including maintaining a significant number of critical resources and key personnel in the Company’s Unmanned Systems Division, previously working on the Company’s UTAP-22 initiative, in anticipation of the two expected and recently awarded new UAS opportunities.

Cash flow from continuing operations for the first quarter of 2016 was a use of approximately $11.5 million, with the total use in cash of $8.4 million for the quarter.

For the quarter ended March 27, 2016, adjusted net loss per share or EPS was $(0.13) and GAAP EPS was a loss of $(0.37). Adjusted EPS excludes non-cash amortization expenses, as the Company has historically been acquisitive, non-cash stock compensation costs, foreign transaction gains and losses, and certain non-recurring items such as excess capacity and restructuring costs, and includes cash actually expected to be paid for income taxes on continuing operations, excluding the impact of the discontinued

operations, and reflecting the benefit of the Company’s net operating loss carryforwards of approximately $200 million. Kratos believes that reporting Adjusted EPS is a meaningful metric to present the Company’s financial results.

Eric DeMarco, Kratos’ President and CEO, said, “Today we announced that Kratos recently received two strategically important contract awards in the tactical unmanned aerial systems market, including a DARPA Phase I Gremlins contract, and a second high performance tactical unmanned aerial system award. During the first quarter Kratos also continued to make progress in the customer community with our UTAP-22 Tornado initiative, which is Kratos’ initial tactical platform related to the Unmanned Combat Aerial System market space. With these new unmanned tactical system contract awards and with our UTAP-22, in addition to Kratos being the leader in high performance target drones used to train pilots, systems and the warfighter, Kratos is now a new entrant in the tactical unmanned combat drone for force multiplication market space. Additionally, we remain optimistic and we continue to retain significant resources related to a third new high performance tactical UAS program opportunity which we hope to be successful on in the near future.” Mr. DeMarco went on, “During the first quarter Kratos continued to support certain U.S. Government Agency customers related to the command and control of swarms of unmanned aerial vehicles, related mission capabilities, tactics and also defensive capabilities against swarms of UAV’s, including high powered directed energy and laser systems. We believe the command and control of unmanned aerial, ground and seaborne systems, along with providing electronics and avionics for unmanned systems is a key growth opportunity area of our Company. ”

Mr. DeMarco continued, “In the first quarter Kratos’ Unmanned Systems, Satellite Communications and Microwave Products businesses all generated very strong year over year organic growth, which is expected to continue throughout 2016, as we are seeing particular strength in each of these areas. Importantly, Kratos’ Satellite Communication, Technology and Training business, the largest of our Company, had a particularly strong first quarter, driven by increased demand for protected satellite communications, unmanned system communications and bandwidth requirements. Additionally, the performance of Kratos’ Rocket Support Services, BMD Targets and Defense Services businesses was solid, and is also expected to remain strong throughout 2016.” Mr. DeMarco went on, “As we discussed when we reported Kratos’ fiscal 2015 results, in the first quarter of 2016, Kratos executed a restructuring, facility consolidation and major cost reductions in Kratos’ Modular Systems and Public Safety & Security businesses, which actions are expected to position these businesses for significantly improved profitability and cash flow generation beginning in the second quarter of 2016, on an expected reduced business and revenue base. These actions were substantially completed in the first quarter of 2016, and are expected to be completed in the next couple of months.”

Mr. DeMarco concluded, “With Kratos’ first quarter results coming in as expected, our core businesses exhibiting strong performance that is expected to continue, and the restructuring and cost reduction actions we executed, we are affirming our previously discussed full year 2016 base case financial guidance and related trajectory for the Company. Additionally, we are also currently in pursuit of certain new, large opportunities in Kratos’ Unmanned Systems, Satellite Communications, Technology, Training and Microwave Electronics business areas, including an additional expected UAS award, a large new unmanned target drone system opportunity we are currently in contract negotiations on, a new expected to be sole source unmanned drone system opportunity and an exciting additional opportunity currently expected to be awarded late this year. Certain of these new opportunities are expected to be awarded later this year, where if we are successful, could be additive to our base 2016 business case.”

Management will discuss the financial results and its affirmed fiscal year 2016 guidance in a conference call beginning at 2:00 p.m. Pacific (5:00 p.m. Eastern) today. Analysts and institutional investors may participate in the conference call by dialing (866) 393-0674, and referencing the call by ID number 90318303. The general public may access the conference call by dialing (877) 344-3935 or on the day of the event by visiting www.kratosdefense.com for a simultaneous webcast. A replay of the webcast will be available on the Kratos web site approximately two hours after the conclusion of the conference call.

About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (Nasdaq:KTOS) is a mid-tier government contractor at the forefront of the Department of Defense’s Third Offset Strategy. Kratos is a leading technology, intellectual property and proprietary product and solution company focused on the United States and its allies’ national security. Kratos is the industry leader in high performance unmanned aerial drone target systems used to test weapon systems and to train the warfighter, and is a provider of high performance unmanned combat aerial systems for force multiplication and amplification. Kratos is also an industry leader in satellite communications, microwave electronics, cyber security/warfare, missile defense and combat systems. Kratos has primarily an engineering and technically oriented work force of approximately 2,700. Substantially all of Kratos' work is performed on a military base, in a secure facility or at a critical infrastructure location. Kratos' primary end customers are National Security related agencies. News and information are available at www.KratosDefense.com.

Notice Regarding Forward-Looking Statements
This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, express or implied statements concerning the Company’s expectations regarding its future financial performance, including the Company’s ability to sustain year over year organic growth in certain of the Company’s business units, its bid and proposal pipeline, demand for its products and services, including the Company’s ability to successfully compete in the tactical unmanned aerial system area, performance of key contracts, an expected UAS award, the impact of the Company’s restructuring efforts and cost reduction measures, including its ability to improve profitability and cash flow in certain business units as a result of these actions, timing of LRIP related to the Company’s unmanned aerial target system offerings, as well as the level of recurring revenues expected to be generated by these programs once they achieve full rate production and market and industry developments, including the potential impacts on the Company’s business resulting from the two year Omnibus Spending Bill and the 2016 U.S. Federal and DoD budget agreement. Such statements are only predictions, and the Company’s actual results may differ materially. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that may cause the Company’s results to differ include, but are not limited to: risks to our business and financial results related to the reductions and other spending constraints imposed on the U.S. Government and our other customers, including as a result of sequestration, the Federal budget deficit and Federal government shut-downs; risks of adverse regulatory action or litigation; risks associated with debt leverage and expected cost savings and cash flow improvements expected as a result of the refinancing of our outstanding senior notes and the repurchase of outstanding senior notes; risks that our cost-cutting initiatives will not provide the anticipated benefits; risks that changes, cutbacks or delays in spending by the U.S. DoD may occur, which could cause delays or cancellations of key government contracts; risks of delays to or the cancellation of our projects as a result of protest actions submitted by our competitors; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks of the availability of government funding for the Company's products and services due to performance, cost growth, or other factors, changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011); risks of increases in the Federal government initiatives related to in-sourcing; risks related to security breaches, including cybersecurity attacks and threats or other significant disruptions of our information systems, facilities and infrastructures; risks related to our compliance with applicable contracting and procurement laws, regulations and standards; risks relating to contract performance; risks related to failure of our products or services; risks associated with our subcontractors’ or suppliers’ failure to perform their contractual obligations, including the appearance of counterfeit or corrupt parts in our products; changes in the competitive environment (including as a result of bid protests); failure to successfully integrate acquired operations and competition in the marketplace, which could reduce revenues and profit margins; risks associated with the divestiture of our U.S. and U.K. Electronic Products business; risks that potential future goodwill impairments will adversely affect our operating results; risks that anticipated tax benefits will not be realized in accordance with our expectations; risks that a change in ownership of our stock could cause further limitation to the future utilization of our net operating losses; risks that the current economic environment will adversely impact our business; changes in our business, or other reasons; and risks related to natural disasters or severe weather. These and other risk factors are more fully discussed in the Company’s Annual Report on Form 10-K for the period ended December 27, 2015, and in our other filings made with the Securities and Exchange Commission.

Note Regarding Use of Non-GAAP Financial Measures
This news release contains non-GAAP financial measures, including Adjusted EPS (computed using net income (loss) from continuing operations before income taxes, excluding amortization of purchased intangibles, stock compensation expense, transaction and restructuring related items and other, litigation related items, unused office space expense, contract design retrofit costs and unanticipated contract costs, excess capacity, investments in unmanned combat systems initiatives, the pro forma impact of cost reduction actions for the full quarter, and foreign transaction gains and losses, less the estimated tax cash payments), Adjusted EBITDA and Pro Forma Adjusted EBITDA (which exclude, among other things, losses and gains from discontinued operations, restructuring and transaction related items, stock compensation expense, unused office space expense, and foreign transaction gains and losses, the pro forma impact for the full quarter of restructuring actions we have taken as if such actions had been completed at the beginning of the quarter, and the associated margin rates).  Kratos believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the actual and forecasted operating performance of the Company’s business and the Company’s cash flow, excluding extraordinary items and non-cash items that would normally be included in the most directly comparable measures calculated and presented in accordance with generally accepted accounting principles.  The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and investors should carefully evaluate the Company’s financial results calculated in accordance with GAAP and reconciliations to those financial statements. In addition, non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. As appropriate, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP are included in this news release.

Kratos Defense & Security Solutions, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended
	March 27,	March 29,
	2016	2015

Service revenues	$82.6	$87.3
Product sales	70.4	69.8
Total revenues	153.0	157.1
Cost of service revenues	60.3	66.0
Cost of product sales	56.8	52.8
Total costs	117.1	118.8
Gross profit - service revenues	22.3	21.3
Gross profit - product sales	13.6	17.0

Total gross profit	35.9	38.3

Selling, general and administrative expenses	34.0	32.9
Unused office space, restructuring expenses, and other	5.5	0.9
Research and development expenses	2.9	3.9
Depreciation	1.0	0.8
Amortization of intangible assets	2.7	3.7
Operating loss from continuing operations	(10.2)	(3.9)
Interest expense, net	(8.7)	(8.8)
Other income, net	0.3	0.1
Loss from continuing operations before income taxes	(18.6)	(12.6)
Provision for income taxes from continuing operations	3.6	1.9
Loss from continuing operations	(22.2)	(14.5)
Loss from discontinued operations, net of income taxes	—	(1.7)
Net loss	$(22.2)	$(16.2)

Basic loss per common share:
Loss from continuing operations	$(0.37)	$(0.25)
Loss from discontinued operations	—	(0.03)
Net loss	$(0.37)	$(0.28)

Diluted loss per common share:
Loss from continuing operations	$(0.37)	$(0.25)
Loss from discontinued operations	—	(0.03)
Net loss	$(0.37)	$(0.28)

Weighted average common shares outstanding
Basic	59.6	58.3
Diluted	59.6	58.3

Adjusted EBITDA (1)	$4.6	$7.6

Proforma Adjusted EBITDA (2)	$6.6

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP net income (loss) plus (income) loss from discontinued operations, net interest expense, income taxes, depreciation and amortization, stock compensation, amortization of intangible assets, foreign transaction gain (loss), refinancing related costs, costs related to pending customer change orders, acquisition and restructuring related items, contract design retrofit costs, investment in unmanned combat systems, litigation related charges, and unused office space expense.

Adjusted EBITDA as calculated by us may be calculated differently than Adjusted EBITDA for other companies. We have provided Adjusted EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. Adjusted EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. Please refer to the following table below that reconciles GAAP net income (loss) to Adjusted EBITDA.

(2) Pro forma Adjusted EBITDA as calculated by us may be calculated differently than Pro Forma Adjusted EBITDA for other companies. We have provided Pro Forma Adjusted EBITDA to reflect the impact of the restructuring actions that we took during the first quarter 2016 to eliminate personnel costs in our PSS and Modular Systems businesses. We believe that Pro Forma Adjusted EBITDA is helpful for investors to understand the pro forma full quarter's impact of the restructuring activities as if these actions had occurred at the beginning of the quarter.

Reconciliation of Net income (loss) to Adjusted EBITDA and Pro Forma Adjusted EBITDA is as follows:

	Three Months Ended
	March 27,	March 29,
	2016	2015

Net loss	$(22.2)	$(16.2)
Loss from discontinued operations, net of income taxes	—	1.7
Interest expense, net	8.7	8.8
Provision for income taxes from continuing operations	3.6	1.9
Depreciation (including cost of service revenues and product sales)	3.4	3.2
Stock-based compensation	1.5	2.0
Foreign transaction (gain)/loss	(0.3)	—
Amortization of intangible assets	2.7	3.7
Acquisition and restructuring related items and other	7.2	1.8
Contract design retrofits and contract conversion adjustment	—	0.7

Adjusted EBITDA	4.6	$7.6

Personnel costs eliminated on a pro forma basis as if eliminated for the full quarter	2.0

Pro forma Adjusted EBITDA	$6.6

Reconciliation of acquisition and restructuring related items and other included in Adjusted EBITDA:

	Three Months Ended
	March 27,	March 29,
	2016	2015
Excess capacity and restructuring costs	$4.9	$1.4
Litigation related items	1.9	0.1
Investment in unmanned combat systems	0.4	—
Costs related to pending customer change orders	—	0.3

	$7.2	$1.8

Kratos Defense & Security Solutions, Inc.
Unaudited Segment Data
(in millions)

	Three Months Ended
	March 27,	March 29,
	2016	2015
Revenues:
Unmanned Systems	$14.2	$12.4
Kratos Government Solutions	108.6	107.2
Public Safety & Security	30.2	37.5
Total revenues	$153.0	$157.1

Operating income (loss) from continuing operations:
Unmanned Systems	$(4.2)	$(4.2)
Kratos Government Solutions	(1.8)	2.4
Public Safety & Security	(2.7)	—
Unallocated corporate expense, net	(1.5)	(2.1)
Total operating loss from continuing operations	$(10.2)	$(3.9)

Note: Unallocated corporate expense, net includes costs for certain stock-based compensation programs (including stock-based compensation costs for stock options, employee stock purchase plan and restricted stock units), the effects of items not considered part of management’s evaluation of segment operating performance, merger and acquisition expenses, corporate costs not allocated to the segments, and other miscellaneous corporate activities.

Reconciliation of consolidated Adjusted EBITDA to Adjusted EBITDA by segment is as follows:

	Three Months Ended
	March 27,	March 29,
	2016	2015
Unmanned Systems	$(1.4)	$(1.0)
% of revenue	(9.9)%	(8.1)%
Kratos Government Solutions	6.5	8.0
% of revenue	6.0%	7.5%
Public Safety & Security	(0.5)	0.6
% of revenue	(1.7)%	1.6%
Total Adjusted EBITDA	$4.6	$7.6
% of revenue	3.0%	4.8%

Reconciliation of consolidated Pro Forma Adjusted EBITDA to Pro Forma Adjusted EBITDA by segment is as follows:

Unmanned Systems	$(1.4)
% of revenue	-9.9%
Kratos Government Solutions	7.5
% of revenue	6.9%
Public Safety & Security	0.5
% of revenue	1.7%
Total Pro Forma Adjusted EBITDA	$6.6
% of revenue	4.3%

Kratos Defense & Security Solutions, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	March 27,	March 29,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$20.1	$28.5
Restricted cash	0.7	0.7
Accounts receivable, net	208.8	206.8
Inventoried costs	52.6	55.6
Prepaid expenses	10.4	10.6
Other current assets	12.7	18.2
Total current assets	305.3	320.4
Property, plant and equipment, net	53.8	56.2
Goodwill	483.4	483.4
Intangible assets, net	33.8	36.5
Other assets	8.1	6.8
Total assets	$884.4	$903.3
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$39.8	$48.3
Accrued expenses	29.9	33.1
Accrued compensation	32.6	36.8
Accrued interest	11.7	3.9
Billings in excess of costs and earnings on uncompleted contracts	49.0	42.3
Other current liabilities	5.9	6.1
Other current liabilities of discontinued operations	1.4	1.9
Total current liabilities	170.3	172.4
Long-term debt principal, net of current portion	444.4	444.1
Other long-term liabilities	31.1	28.5
Other long-term liabilities of discontinued operations	3.9	4.1
Total liabilities	649.7	649.1
Commitments and contingencies
Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	875.9	873.2
Accumulated other comprehensive loss	(1.4)	(1.4)
Accumulated deficit	(639.8)	(617.6)
Total stockholders’ equity	234.7	254.2
Total liabilities and stockholders’ equity	$884.4	$903.3

Kratos Defense & Security Solutions, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended
	March 27,	March 29,
	2016	2015
Operating activities:
Net loss	$(22.2)	$(16.2)
Less: loss from discontinued operations	—	(1.7)
Loss from continuing operations	(22.2)	(14.5)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities from continuing operations:
Depreciation and amortization	6.1	6.9
Deferred income taxes	1.2	1.8
Stock‑based compensation	1.5	2.0
Litigation related charges	1.7	—
Amortization of deferred financing costs	0.4	0.5
Amortization of discount on Senior Secured Notes	0.2	0.3
Provision for non-cash restructuring costs	3.0	—
Provision for doubtful accounts	0.3	0.1
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(4.0)	10.1
Inventoried costs	(1.6)	(7.5)
Advance payments received on contracts	1.5	1.7
Prepaid expenses and other assets	0.1	(1.5)
Accounts payable	(8.8)	(6.8)
Accrued compensation	(4.2)	(7.0)
Accrued expenses	(3.1)	(3.1)
Accrued interest	7.9	10.9
Billings in excess of costs and earnings on uncompleted contracts	6.7	5.3
Income tax receivable and payable	0.4	0.3
Other liabilities	1.4	(2.3)
Net cash used in operating activities from continuing operations	(11.5)	(2.8)
Investing activities:
Change in restricted cash	—	3.8
Capital expenditures	(2.1)	(1.9)
Net cash provided by (used in) investing activities from continuing operations	(2.1)	1.9
Financing activities:
Repayment of debt	(0.3)	(0.2)
Proceeds from exercise of restricted stock units, employee stock options, and employee stock purchase plan	1.2	1.7
Net cash provided by financing activities from continuing operations	0.9	1.5
Net cash flows from continuing operations	(12.7)	0.6
Net operating and investing cash flows of discontinued operations	4.3	(1.0)
Effect of exchange rate changes on cash and cash equivalents	—	(0.4)
Net decrease in cash and cash equivalents	(8.4)	(0.8)
Cash and cash equivalents at beginning of period	28.5	33.5
Cash and cash equivalents at end of period	$20.1	$32.7

Kratos Defense & Security Solutions, Inc.
Unaudited Non-GAAP Measures
Computation of Adjusted Earnings Per Share
(in millions, except per share data)

	Three Months Ended
	March 27,	March 29,
	2016	2015
Loss from continuing operations before taxes	$(18.6)	$(12.6)
Add: Amortization of intangible assets	2.7	3.7
Add: Stock-based compensation	1.5	2.0
Add: Foreign transaction (gain)/loss	(0.3)	—
Add: Contract design retrofit costs and contract conversion adjustment	—	0.7
Add: Acquisition and restructuring related items and other	7.2	1.8
Adjusted loss from continuing operations before income taxes	(7.5)	(4.4)

Estimated cash tax provision	0.4	0.7
Adjusted loss from continuing operations	$(7.9)	$(5.1)

Diluted income per common share:
Adjusted loss from continuing operations	$(0.13)	$(0.09)

Weighted average common shares outstanding
Diluted	$59.6	$58.3
-end-